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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 1996


                             COMPTRONIX CORPORATION
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             (Exact name of registrant as specified in its charter)


                     Delaware                                      0-17743                      63-0860282
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  (State or other jurisdiction of incorporation)          (Commission File Number)           (I.R.S. Employer
                                                                                           Identification No.)

           Three Maryland Farms, Suite 140, Nashville, Tennessee                            37027
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             (Address of principal executive offices)                                    (Zip Code)



       Registrant's telephone number, including area code: (615) 377-3330


                                 Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5. Other Events.

         On September 20, 1996, Comptronix Corporation (the "Company") entered into a definitive Asset Purchase Agreement, by and between the Company and Sanmina Corporation (the "Agreement"), pursuant to which Sanmina Corporation will purchase substantially all assets of the Company. The estimated purchase price range for the assets, which is based on a formula in the definitive agreement, is $20 million to $22 million, payable in cash. Consummation of the acquisition is subject to a number of conditions, including the completion of due diligence by Sanmina, the approval of the Bankruptcy Court that has jurisdiction in Comptronix's Chapter 11 case, and expiration of the applicable waiting period under the Hart-Scott-Rodino Act. A copy of the Agreement and the Press Release, dated September 20, 1996, concerning the proposed acquisition are attached hereto as Exhibit 2 and Exhibit 99, respectively.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMPTRONIX CORPORATION



Date: September 24, 1996                By: /s / E. Townes Duncan
                                            -----------------------------------
                                                 E. Townes Duncan
                                                 Chairman of the Board
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                                 EXHIBIT INDEX


Item                  Description

2 Asset Purchase Agreement by and between Comptronix Corporation and Sanmina Corporation dated September 20, 1996.

99                    Press Release dated September 20, 1996